Exhibit 99.1

Longview Acquisition Corp. II Amends Charter and Trust Agreement to Redeem Public Shares Before Year-End and Announces December 14, 2022 as Amended Termination Date

NEW YORK, NY – On December 14, 2022, Longview Acquisition Corp. II (“Longview” or “the Company”) (NYSE: LGV.U, LGV and LGV WS) stockholders approved (i) an amendment to Longview’s Amended and Restated Certificate of Incorporation (the “Charter”) (and the Charter, as amended, the “Second Amended and Restated Certificate of Incorporation”) and (ii) and an amendment to Longview’s Investment Trust Management Agreement, dated March 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Continental”), as trustee (the “Amendment to the Investment Trust Management Agreement”) to allow Longview to (i) change the date by which the Company must consummate a business combination from March 23, 2023 to September 23, 2023 or such earlier date as is determined by the Company’s board of directors (the “Board”) in its sole discretion and publicly announced by the Company and (ii) change the date on which Continental must commence liquidation of the trust account from (A) the earlier of the Company’s completion of an initial business combination and March 23, 2023 to (B) the earliest of (i) the Company’s completion of an initial business combination, (ii) September 23, 2023 or such earlier date as is determined by the Board in its sole discretion and publicly announced by the Company.

Following the implementation of the Second Amended and Restated Certificate of Incorporation and the Amendment to the Investment Trust Management Agreement, the Board set December 14, 2022 as the date by which the Company must consummate a business combination (the “Amended Termination Date”). The Company expects to redeem all of its outstanding Class A common stock, par value $0.0001 per share (the “Public Shares”) on or prior to December 29, 2022.

In connection with the approval and implementation of the Second Amended and Restated Certificate of Incorporation and the Amendment to the Investment Trust Management Agreement, the holders of 60,932,798 outstanding Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.06 per share, for an aggregate redemption amount of approximately $612,983,947.88 (the “Voluntary Redemption”). Following such redemptions, 8,067,202 Public Shares remain outstanding.

Due to the Company’s inability to consummate an initial business combination by the Amended Termination Date, the Company intends to redeem all Public Shares not elected to participate in the Voluntary Redemption (all such redemptions together, the “Post-Amendment Share Redemption”), at a per-share redemption price of approximately $10.06, and to dissolve and liquidate, each in accordance with the provisions of its Second Amended and Restated Certificate of Incorporation.

Following the completion of the Post-Amendment Share Redemption, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. The Company’s initial stockholders have waived their redemption rights with respect to its outstanding shares of Class B common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the Post-Amendment Share Redemption, delisting of the Company’s securities from NYSE and the proposed early wind-down of the Company. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Longview Acquisition Corp. II

(212) 812-4700

info@longviewacquisition.com